Exhibit 99.1

Anworth Mortgage Asset Corporation Announces Fourth Quarter 2007 Financial Results

Fourth Quarter Highlights:

  Anworth earns $9.4 million in income from continuing operations before payment of preferred dividends during quarter
  Company writes down remaining investment in Belvedere Trust during quarter
  Agency securities constitute 99% of portfolio at December 31, 2007

SANTA MONICA, Calif.--(BUSINESS WIRE)--For the quarter ended December 31, 2007 and based on a weighted average of 48.9 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today an unaudited net loss to common stockholders of $7.3 million, or $(0.15) per share, consisting of $9.4 million of income from continuing operations, $1.5 million of dividends paid to our preferred stockholders and a $15.2 million loss from discontinued operations of Belvedere Trust Mortgage Corporation, or Belvedere Trust. This $15.2 million loss consists of the remaining $7.2 million write-off of Anworth’s investment in Belvedere Trust and approximately $8 million from three claims against Belvedere Trust, which it has contested, that relate to repurchase agreement transactions. Relative to the contested claims, we believe that there will be an increase to earnings after the dissolution of Belvedere Trust, although there can be no assurances as to the timing of such dissolution. Anworth is neither a co-party to nor a guarantor of Belvedere Trust’s repurchase agreements or any claims against Belvedere Trust.

Anworth’s investments consist primarily of agency mortgage-backed securities, or Agency MBS.

At December 31, 2007, the Agency MBS portfolio was approximately $4.7 billion and was allocated as follows: approximately 20% agency adjustable-rate mortgages; approximately 62% agency hybrid adjustable-rate mortgages; approximately 18% agency fixed-rate MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs.

At December 31, 2007, the Non-Agency MBS portfolio was approximately $43 million, consisting of floating-rate CMOs at a current yield of 5.11% that were acquired at par value. This portfolio is not pledged to any repurchase agreement counterparties.

At December 31, 2007, the current yield on Anworth’s Agency MBS portfolio was 5.84%, based on a weighted average coupon of 5.91% divided by the average amortized cost of 101.23%. The quarter-end unamortized premium was $56 million, or 1.2% of the par value. During the quarter ended December 31, 2007, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $3.4 million, compared to $5.5 million during the quarter ended September 30, 2007. During the quarter ended December 31, 2007, the constant prepayment rate, or CPR, of the Agency MBS and Non-Agency MBS was 18% and the CPR of the adjustable-rate and hybrid adjustable-rate Agency MBS was 20%. For the Agency MBS and Non-Agency MBS adjustable-rate mortgage and hybrid assets, the weighted average term to the next interest rate reset date was 36 months.

Relative to Anworth’s Agency MBS and Non-Agency MBS portfolios at December 31, 2007, the outstanding repurchase agreement balance was $4.2 billion with an average interest rate of 4.91% and an average maturity of 49 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 4.77% with an average maturity of 418 days. At December 31, 2007, Agency MBS with a fair value of $4.48 billion have been pledged under the repurchase agreements.

During the quarter ended December 31, 2007 and relative to average Agency MBS earning assets, interest income earned was 5.77%, amortization of premium was (0.32)% and the average cost of funds was 4.89%, resulting in an interest rate spread of 0.56%.

At December 31, 2007, Belvedere Trust is shown as a discontinued operation. Its assets were $38 thousand. Its liabilities were approximately $8 million, consisting of three claims related to repurchase agreement transactions against Belvedere Trust. Anworth is neither a co-party to nor a guarantor of Belvedere Trust’s repurchase agreements or any claims against Belvedere Trust.

Stockholders’ equity available to common stockholders of Anworth at quarter end was approximately $352.5 million, or $6.15 per share. The $352.5 million equals total stockholders’ equity of $401.4 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests in agency mortgage assets including mortgage pass-through certificates, collateralized mortgage obligations and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	December 31, 2007	December 31, 2006

ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$4,478,983	$4,449,129
Agency MBS at fair value	183,564	229,778
	4,662,547	4,678,907

Non-Agency MBS:
Non-Agency MBS pledged to counterparties at fair value	—	104,508
Non-Agency MBS at fair value	42,714	2,515
	42,714	107,023
Cash and cash equivalents	12,440	34
Interest and dividends receivable	25,618	27,129
Derivative instruments at fair value	1,791	11,757
Prepaid expenses and other	52,371	3,750
Cash and cash equivalents of discontinued operations	—	141
Assets of discontinued operations	38	1,858,648
	$4,797,519	$6,687,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$40,892	$60,619
Repurchase agreements (Anworth)	4,227,100	4,329,921
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	45,193	6,877
Dividends payable on Series A Preferred Stock	1,011	2,022
Dividends payable on Series B Preferred Stock	471	—
Dividends payable on common stock	6,765	912
Accrued expenses and other	1,317	2,596
Liabilities of discontinued operations	7,834	1,756,060
	$4,367,963	$6,196,387

Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($30,150 and $0, respectively); 1,206 and 0 shares issued and outstanding, at December 31, 2007 and 2006, respectively	$28,108	$—

Stockholders’ equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at December 31, 2007 and 2006, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 100,000 shares, 57,289 and 45,609 issued and outstanding at December 31, 2007 and 2006, respectively	573	456
Additional paid-in capital	601,462	525,607
Accumulated other comprehensive loss consisting of unrealized losses and gains	(36,129)	(45,435)
Accumulated deficit	(209,855)	(35,023)
	$401,448	$491,002
	$4,797,519	$6,687,389

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except for per share amounts) (unaudited)

	For the Quarter Ended December 31, 2007	For the Quarter Ended December 31, 2006	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$57,955	$57,535	$243,853	$205,755
Interest on Non-Agency MBS	651	532	4,978	532
	58,606	58,067	248,831	206,287
Interest expense:
Interest expense on repurchase agreements (Anworth)	47,147	56,392	221,697	198,953
Interest expense on junior subordinated notes	786	864	3,187	3,084
	47,933	57,256	224,884	202,037
Net interest income	10,673	811	23,947	4,250
Gain (loss) on sale of Agency MBS and Non-Agency MBS	5	-	(23,442)	(10,207)
Net loss on derivative instruments	-	-	(147)	-
Expenses:
Compensation and benefits	(598)	(601)	(2,443)	(2,304)
Compensation-amortization of restricted stock	198	(207)	97	(397)
Other expenses	(873)	(628)	(3,190)	(2,783)
Total expenses	(1,273)	(1,436)	(5,536)	(5,484)
Income (loss) from continuing operations	9,405	(625)	(5,178)	(11,441)
Loss from discontinued operations	(15,181)	(1,661)	(151,288)	(2,763)
Net loss	$(5,776)	$(2,286)	$(156,466)	$(14,204)
Dividend on Series A Cumulative Preferred Stock	$(1,011)	$(2,022)	$(3,033)	$(4,044)
Dividend on Series B Cumulative Convertible Preferred Stock	$(471)	$-	$(1,716)	$-
Net (loss) income available to common stockholders	$(7,258)	$(4,308)	$(161,215)	$(18,248)
Basic (loss) earnings per common share:
Continuing operations	$0.16	$(0.05)	$(0.21)	$(0.34)
Discontinued operations	$(0.31)	$(0.04)	$(3.26)	$(0.06)
Total basic (loss) earnings per common share	$(0.15)	$(0.09)	$(3.47)	$(0.40)
Diluted (loss) earnings per common share:
Continuing operations	$0.16	$(0.05)	$(0.21)	$(0.34)
Discontinued operations	$(0.31)	$(0.04)	$(3.26)	$(0.06)
Total basic (loss) earnings per common share	$(0.15)	$(0.09)	$(3.47)	$(0.40)
Basic weighted average number of shares outstanding	48,937	45,565	46,483	45,430
Diluted weighted average number of shares outstanding	48,937	45,565	46,483	45,430

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310/255-4438 or 310/255-4493